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                                                                   EXHIBIT 99.4


                                PROMISSORY NOTE


                                                         _______________, 199__


        FOR VALUE RECEIVED, the undersigned, Synthetic Industries, L.P., a Delaware limited partnership (the "Partnership"), hereby promises to pay to Synthetic Industries, Inc., a Delaware corporation (the "Company"), or order, the principal sum of ____________ Dollars (US$_____________) or such other outstanding principal amount of all loans or advances made by the Company to or for the account of the Partnership as noted by the Company on, and as evidenced by, the grid attached hereto as Schedule I immediately upon the earliest of
(a) any sale of shares of common stock, par value $1.00 per share (the "Common Stock") of the Company held by the Partnership for cash that results in the Partnership holding less than 95% of the shares of Common Stock that it holds on the date hereof; (b) the acquisition or exchange for cash or securities of more than 25% of the shares of Common Stock that the Partnership holds on the date hereof by a third party; or (c) the dissolution of the Partnership.

        The Partnership also promises to pay interest on the outstanding principal amount of this Note from the date advanced at a rate per annum equal to the rate applicable at such time to loans made pursuant to Section __of the Company's Fourth Amended and Restated Revolving Credit and Security Agreement, dated as of October 30, 1995, among the Company, the financial institutions named as Lenders therein and BankBoston, as Agent (as amended, modified or supplemented from time to time, the "Credit Facility") or, if less, the maximum rate permitted by law; provided, however, that interest shall accrued and be payable, to the fullest extent permitted by law, on all overdue amounts payable hereunder from the date due until paid at a rate per annum equal to the lesser of (i) the rate per annum applicable in the previous sentence plus [2.00]% or
(ii) the maximum rate permitted by law. All such interest shall be payable at such times as may be consented to by the Company, and at maturity.

        This Note is also subject to the following terms and conditions:

        1.   NOTATION OF ADVANCES AND PAYMENTS.   All loans or advances made by
the Company to or for the account of the Partnership hereunder, and all payments made to the Company by or on behalf of the Partnership on account of principal or interest due hereunder, shall be recorded and endorsed by the Company on the grid attached to this Note, which grid constitutes a part of this Note. Absent fraud or manifest error, the notations made by the Company on such grid shall be prima facie evidence of the loans and advances, and all payments, made respecting this Note.
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     2.   METHOD OF PAYMENT.  Principal and accrued interest shall be payable, at the Partnership's option, in either United States dollars or in shares of Common Stock or a combination thereof. If all or any portion of such principal or interest is paid in Common Stock, each share of Common Stock shall have a value for this purpose equal to the closing bid price of the Common Stock on the Nasdaq National Market at the time of such payment. Principal and interest shall be paid at such place as the Company may designate to the Partnership.

     3. PREPAYMENT. This Note is subject to prepayment, in whole or in part, at any time and from time to time, without premium or penalty. Each prepayment permitted or required hereunder shall be accompanied by the payment of all accrued and unpaid interest through the date of such prepayment.

     4. APPLICATION OF PAYMENTS. All payments received on this Note shall be applied first to the payment of accrued interest and then to the reduction of principal.

     5. WAIVERS. The Partnership hereby waives presentment, demand for payment, notice of dishonor, personal service, protest and notice of protest, and any or all other notices or demands in connection with this Note and agrees to pay all costs of collection and reasonable attorneys' fees in connection with any default in the payment of this Note. The liability of the Partnership hereunder shall be unconditional and shall not in any manner be affected by any indulgence whatsoever granted or consented to by the Company including, but without limitation, any extension of time, renewal, waiver or other modification. Any failure by the Company to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time or from time to time. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     6. MODIFICATION AND DISCHARGE. This Note may not be modified or discharged orally, but only in writing duly executed by the Partnership and the Company.

     7. SEVERABILITY. If any provision of this Note or the application thereof to any party or circumstances is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances will not be affected thereby and the provisions of this Note shall be several in any such instance.

     8. GOVERNING LAW. This Note shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles of such state and any applicable laws of the United States of America.


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                           SYNTHETIC INDUSTRIES, L.P.

                           By: SI Management L.P., general partner

                           By: Synthetic Management G.P., general partner

                           By: Chill Investments, Inc., managing general partner

                           By:
                              --------------------------------------------------
                                 Leonard Chill
                                 President
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                                   SCHEDULE I

                ADVANCES AND PAYMENTS OF PRINCIPAL AND INTEREST

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                             Amount of        Amount of         Unpaid                          Unpaid
              Amount of     Subsequent     Principal Paid      Principal       Amount of        Interest     Notation
    Date       Advance         Loans         or Prepaid         Balance      Interest Paid      Balance      Made by
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
     *
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*    Represents outstanding balance of loans and advances made by the Company to the Partnership at the date hereof.